Exhibit 99.1

KEYUAN INTERNATIONAL GROUP LTD.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

KEYUAN INTERNATIONAL GROUP LTD.

Consolidated Financial Statements
December 31, 2009 and 2008

Table of Contents

Page
Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	1

Consolidated Balance Sheets	2

Consolidated Statements of Operations and Comprehensive Loss	3

Consolidated Statements of Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6 to 17

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Keyuan International Group Ltd.

We have audited the accompanying consolidated balance sheets of Keyuan International Group Ltd. and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keyuan International Group Ltd. as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Parsippany, New Jersey
February 23, 2010

KEYUAN INTERNATIONAL GROUP LTD

Consolidated Balance Sheets

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$14,030,655	$9,094,537
Restricted cash	6,012,690	-
Trade notes receivable	400,491	-
Inventory	32,595,045	333,187
Advance payments	7,417,202	17,849,208
Prepaid VAT taxes	15,263,949	-
Due from directors	211,493	164,304
Due from shareholders	50,000	-
Due from unrelated parties	1,068,741	-
Deferred tax assets	3,486,922	-
Other current assets	320,213	174,099
Total current assets	80,857,401	27,615,335

Property, plant and equipment, net	131,824,617	32,351,840

Other assets
Intangibles, net	6,378,316	6,646,190
Deferred tax assets	-	540,764
Total other assets	6,378,316	7,186,954

Total assets	$219,060,334	$67,154,129

Liabilities and stockholders’ equity
Current liabilities:
Short-term bank loans	$82,885,500	$-
Current portion of long-term bank loans	7,628,400	-
Accounts payable – trade and accrued expenses	2,888,860	45,000
Accounts payable – construction related	45,374,656	3,894,428
Trade notes payable	13,719,134	-
Advance from customers	16,549,644	-
Due to former shareholder	733,500	8,229,214
Due to unrelated parties	953,550	-
Other current liabilities	290,631	203,547
Total current liabilities	171,023,875	12,372,189

Long-term bank loans	37,408,500	45,036,900

Total liabilities	208,432,375	57,409,089

Stockholders’ equity:
Common stock	50,000	50,000
Additional paid-in capital	20,179,997	10,480,000
Retained earnings (deficit)	(10,664,819)	(1,831,750)
Accumulated other comprehensive income	1,062,781	1,046,790
Total stockholders’ equity	10,627,959	9,745,040

Total liabilities and stockholders' equity	$219,060,334	$67,154,129

The accompanying notes are an integral part of these financial statements

KEYUAN INTERNATIONAL GROUP LTD

Consolidated Statements of Operations and Comprehensive Loss

	For the Years Ended December 31,
	2009	2008

Sales	$68,653,603	$-

Cost of sales	75,311,595	-

Gross profit	(6,657,992)	-

Operating expenses
Selling expenses	24,836	-
General and administrative expenses	2,714,093	1,839,253
Total operating expenses	2,738,929	1,839,253

Loss from operations	(9,396,921)	(1,839,253)

Other income (expenses):
Interest expense, net	(2,031,983)	(64,584)
Non-operating expenses	(348,515)	(39,885)
Total other expenses	(2,380,498)	(104,469)

Loss before provision (benefit) for income tax	(11,777,419)	(1,943,722)

Provision (benefit) for income taxes
Current year	-	-
Deferred	(2,944,350)	(441,794)
Total	(2,944,350)	(441,794)

Net loss	(8,833,069)	(1,501,928)

Other comprehensive income
Foreign currency translation adjustment	15,991	649,089

Comprehensive loss	$(8,817,078)	$(852,839)

The accompanying notes are an integral part of these financial statements

KEYUAN INTERNATIONAL GROUP LTD

Consolidated Statements of Stockholders’ Equity

				Accumulated
		Additional	Retained	other	Total
	Common	Paid-in	Earnings	Comprehensive	Stockholders’
	Stock	Capital	(Deficit)	Income	Equity

Balance at December 31, 2007	$50,000	$8,950,000	$(329,822)	$397,701	$9,067,879

Additional paid -in capital	-	1,530,000	-	-	1,530,000

Net loss	-	-	(1,501,928)	-	(1,501,928)

Other comprehensive income	-	-	-	649,089	649,089

Balance at December 31, 2008	$50,000	$10,480,000	$(1,831,750)	$1,046,790	$9,745,040

Additional paid -in capital	-	9,699,997	-	-	9,699,997

Net loss	-	-	(8,833,069)	-	(8,833,069)

Other comprehensive income	-	-	-	15,991	15,991

Balance at December 31, 2009	$50,000	$20,179,997	$(10,664,819)	$1,062,781	$10,627,959

The accompanying notes are an integral part of these financial statements

KEYUAN INTERNATIONAL GROUP LTD
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(8,833,069)	$(1,501,928)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	388,505	375,207
Deferred tax assets	(2,944,350)	(441,794)
Changes in current assets and current liabilities:
Trade notes receivable	(400,245)	-
Inventory	(32,242,065)	(327,395)
Advance payments for raw materials	(7,412,651)	-
Prepaid VAT taxes	(15,254,584)	-
Other current assets	(146,025)	(90,082)
Accounts payable – trade and accrued expenses	2,842,088	44,245
Trade notes payable	13,710,718	-
Advance from customers	16,539,489	-
Other current liabilities	87,031	155,385
Total adjustments	(24,832,089)	(284,434)

Net cash used in operating activities	(33,665,158)	(1,786,362)

Cash flows from investing activities:
Advance payments for construction in progress	-	(14,593,097)
Advance payments for intangible – rights to use land	-	936,975
Loan to directors	(47,160)	(60,543)
Loan to unrelated parties	(1,068,085)	-
Acquisition of property and equipment	(81,694,288)	(29,946,389)
Acquisition of intangible assets	-	(5,835,310)
Accounts payable – construction related	41,454,808	2,941,596

Net cash used in investing activities	(41,354,725)	(46,556,768)

Cash flows from financing activities:
Due to former shareholder	(7,491,115)	8,086,170
Proceeds from bank loans	82,834,650	44,254,050
Proceeds from unrelated party loans	952,965	-
Contribution from shareholders	9,665,475	1,543,405

Net cash provided by financing activities	85,961,975	53,883,625

Effect of foreign currency translation on cash	6,716	324,172

Net increase in cash and cash equivalents and restricted cash	10,948,808	5,864,667

Cash and cash equivalents and restricted cash at beginning of year	9,094,537	3,229,870

Cash and cash equivalents and restricted cash at end of year	$20,043,345	$9,094,537

Supplemental schedule of non cash activities
Advance payments exchanged for property and equipment	$17,838,258	$-

The accompanying notes are an integral part of these financial statements

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 1 – Organization and Nature of Business

Keyuan International Group Limited (“the Company”) was established in the British Virgin Islands on June 11, 2009.  Ningbo Keyuan Plastic Co., Ltd. (“Ningbo Keyuan”) was established on April 26, 2007 under the corporate laws of the People’s Republic of China (“PRC”).  On November 16, 2009 Ningbo Keyuan was acquired by Keyuan Group Limited, a wholly owned subsidiary of the Company. The business of the Company is conducted through the operations at Ningbo Keyuan. The Company’s primary business involves researching, manufacturing, and selling petrochemical products.

The acquisition was accounted for as a business combination and all entities are ultimately controlled by the same party before and after the acquisition.  As such, the accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, after elimination of all material intercompany accounts, transactions, and profits.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Stated of America (“US GAAP”).

Use of Estimates

The preparation of consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include income taxes. Actual results could differ from those estimates.

Cash and Cash Equivalents

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" codified in FASB ASC Topic 230, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the weighted-average cost method. Provisions are made for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value. Management continually evaluates the recoverability based on assumptions about customer demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves or write-downs may be required that could negatively impact our gross margin and operating results. The Company did not record any provision for slow-moving and obsolete inventory as of December 31, 2009 and 2008.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets as follows:

Vehicles	5years
Furniture, machinery and equipment	5 to 15 years
Buildings and improvements	45 years

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 2 – Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

Construction in progress primarily represents the renovation costs of plant, machinery and equipment. Costs incurred are capitalized and transferred to property and equipment upon completion, at which time depreciation commences.

Cost of repairs and maintenance is expensed as incurred. Gain or loss on disposal of property and equipment, if any, is recognized in the statements of operations.

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” codified in FASB ASC Topic 360-10, the Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions, which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future discounted cash flows. If the total of the expected future discounted cash flows is less than the total carrying value of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

Intangible Assets

Intangible assets are stated at cost. Intangible assets with finite life are amortized over their estimated useful life using straight-line method. Impairment test is performed at a minimum once a year to determine possible impairment loss. Estimated useful life of intangible assets is as follows:

Rights to use land	15-50 years
Software	10 years
Technology	9-20 years

Impairment of Intangible Assets

The Company applies the provisions of Financial Accounting Statement No. 142 “Goodwill and Other Intangible Assets “, codified in FASB ASC Topic 350, which addresses how goodwill and other acquired intangible assets should be accounted for in financial statements. In this regard, the Company tests these intangible assets for impairment annually or more frequently if indicators of potential impairment are present. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated discounted future cash flows associated with it at a risk-free rate of interest.  Should the present value of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value.

The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. Based on its review, the Company believes that, as of December 31, 2009 and 2008, there were no significant impairments of its intangible assets.

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 2 – Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company derives its revenues primarily from sale of petrochemicals. In accordance with the provisions of Staff Accounting Bulletin No. 104, codified in FASB ASC Topic 480, revenue should not be recognized until it is realized or realizable and earned.  Revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues. In this regard, the Company’s revenue is recognized when merchandise is received by customers or shipped by the Company pursuant to contractual terms of sales, title and risk of loss passes to the customers and the collectibility is reasonably assured.

Pre-operating Costs

The Company’s cost of sales included pre-operating costs in the last quarter of 2009 before it commenced the routine production. The pre-operating costs included cost of raw materials, salary related expenses for new employees, training costs and utility costs. The Company expensed these costs as incurred during 2009, which adversely impacted the Company’s reported gross profit.

Research and Development

Research and development costs are expensed as incurred. Research and development costs for the years ended December 31, 2009 and 2008 were insignificant.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is provided to reduce the carrying amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized. No differences were noted between the book and tax bases of the Company’s assets and liabilities, respectively. Therefore, there are no deferred tax assets or liabilities for the years ended December 31, 2009 and 2008. The standard corporate income tax rate has decreased from 33% to 25% beginning on January 1, 2008, when the new Chinese tax law became effective.

Fair Value of Financial Instruments

The Company’s financial instruments include cash equivalents, trade notes receivable, and accounts payable, short-term debt and other financial instruments.  The carrying values of cash equivalents, trade notes receivable, and accounts payables approximate their fair value because of the short maturity of these instruments. The carrying amounts of the Company’s bank borrowings under its credit facility approximate fair value because the interest rates are reset periodically to reflect current market rates.

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 2 – Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (continued)

The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”) on January 1, 2008.  SFAS 157 has been codified as ASC 820-10, “Fair Value Measurements.”  ASC 820-10, among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. ASC 820-10 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820-10 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Foreign Currency Translation and Transactions

The financial position and results of operations of the Company is determined using local currency (Chinese Yuan) as the functional currency. Assets and liabilities are translated at the prevailing exchange rate in effect at each year end. Contributed capital accounts are translated using the historical rate of exchange when capital is contributed. Income statement accounts are translated at the average rate of exchange during the year. Currency translation adjustments arising from the use of different exchange rates are included in accumulated other comprehensive income in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations.

Comprehensive Income (Loss)

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, codified in FASB ASC Topic 220, which establishes rules for the reporting and display of comprehensive income, its components and accumulated balances. SFAS No. 130 (ASC 220) defines comprehensive income to include all changes in equity, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on available-for-sale marketable securities, except those resulting from investments by owners and distributions to owners.

Recent Accounting Pronouncements

In January 2010, the FASB expanded the disclosure requirements for fair value measurements relating to the transfers in and out of Level 2 measurements and amended the disclosure for the Level 3 activity reconciliation to be presented on a gross basis. In addition, valuation techniques and inputs should be disclosed for both Levels 2 and 3 recurring and nonrecurring measurements. The new requirements are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about the Level 3 activity reconciliation which are effective for fiscal years beginning after December 15, 2010. The Company adopted the new disclosure requirements on January 1, 2010 except for the disclosure related to the Level 3 reconciliation, which will be adopted on January 1, 2011. The adoption will not have an impact on its consolidated financial condition, results of operations or cash flows.

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 2 – Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In October 2009, the FASB issued an amendment to the accounting and disclosure for revenue recognition. The amendment modifies the criteria for recognizing revenue in multiple element arrangements. Under the guidance, in the absence of vendor-specific objective evidence (“VSOE”) or other third party evidence (“TPE”) of the selling price for the deliverables in a multiple-element arrangement, this amendment requires companies to use an estimated selling price (“ESP”) for the individual deliverables. Companies shall apply the relative-selling price model for allocating an arrangement’s total consideration to its individual deliverables. Under this model, the ESP is used for both the delivered and undelivered elements that do not have VSOE or TPE of the selling price. The guidance is effective for the fiscal year beginning on or after June 15, 2010, and will be applied prospectively to revenue arrangements entered into or materially modified after the effective date. The Company intends to adopt the new guidance prospectively beginning January 1, 2011 and is currently evaluating the impact the adoption will have on its consolidated financial statements.

On July 1, 2009, the Financial Accounting Standards Board (“FASB”) officially launched the FASB Accounting Standards Codification (“ASC”), which has become the single official source of authoritative nongovernmental US GAAP, in addition to guidance issued by the Securities and Exchange Commission. The ASC is designed to simplify US GAAP into a single, topically ordered structure. All guidance contained in the ASC carries an equal level of authority. The ASC is effective for all interim and annual periods ending after September 15, 2009.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”), codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 (ASC 855-10-05) also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 (ASC 855-10-05) is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the year ended December 31, 2009. SFAS 165 (ASC 855-10-05) requires that public entities evaluate subsequent events through the date that the financial statements are issued. The Company has evaluated subsequent events through February 23, 2010.

Note 3– Restricted Cash

As of December 31, 2009 and 2008, the Company had restricted cash of $6,012,690 and $0, respectively. These restricted cash balances are reserved for settlement of trade notes payable and open letter of credit in connection with inventory purchases. The cash held in custody by bank issuing the trade notes payable and letter of credit is restricted as to withdrawal or use, and is currently earning interest.

Note 4 – Inventory

Inventory at December 31, 2009 and 2008 consists of the following:

	December 31, 2009	December 31, 2008

Raw materials	$14,740,077	$333,187
Work in process	1,558,588	-
Finished goods	16,296,380	-

Total	$32,595,045	$333,187

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 5 – Advance Payments

The Company makes advances to certain vendors for purchase of inventory and equipment. Advance payments at December 31, 2009 and 2008 consist of the following:

	December 31, 2009	December 31, 2008

Raw materials	$7,417,202	$-
Equipment	-	17,849,208

Total	$7,417,202	$17,849,208

Note 6 – Due form Unrelated Parties

As of December 31, 2009 and 2008, the Company had outstanding loans to unrelated parties of $1,068,741 and $0, respectively. These loans represent good faith loans bearing no interest given to third parties and are payable on demand, which is a common practice in China.

Note 7 – Property and Equipment

Property and equipment at December 31, 2009 and 2008 consists of the following:

	December 31, 2009	December 31, 2008

Buildings	$1,511,010	$1,511,010
Machinery and equipment	130,044,758	60,405
Vehicles	305,536	129,825
Office equipment and furniture	120,367	18,132
Subtotal	131,981,671	1,719,372
Less: accumulated depreciation	157,054	36,185
	131,824,617	1,683,187
Add: construction in progress	-	30,668,653

Total	$131,824,617	$32,351,840

Depreciation expense for the fiscal years ended December 31, 2009 and 2008 was $120,796 and $27,902, respectively.

Note 8 – Intangible Assets

Intangible assets at December 31, 2009 and 2008 consist of the following:

	December 31, 2009	December 31, 2008

Rights to use land	$5,613,187	$5,613,187
Software	3,668	3,668
Technology	1,393,650	1,393,650
Subtotal	7,010,505	7,010,505
Less: accumulated amortization	632,189	364,315

Total	$6,378,316	$6,646,190

Amortization expense for the fiscal years ended December 31, 2009 and 2008 was $267,709 and $347,305, respectively.

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 9 – Deferred Tax Assets

Deferred tax assets derived from net operating losses. Significant components of the Company’s deferred tax assets are as follows:

	December 31, 2009	December 31, 2008

Net operating loss	$2,946,158	$449,609
Net operating loss carryforwards	540,764	91,155

Total	$3,486,922	$540,764

At December 31, 2009, the Company has available unused net operating losses carryforwards that may be applied against future taxable income and expire as follows:

Net operating losses
Year of Expiration	carryforwards
2012	$91,155
2013	449,609
2014	2,946,158

Total	$3,486,922

Note 10 – Short-Term Bank Loans

Short-term bank loans consist of the following:

	December 31,	December 31,
	2009	2008

On January 12, 2009, the Company obtained a loan from Bank of China, of which the principal is to be paid in full by January 11, 2010.The interest is calculated using an annual fixed interest rate of 5.31% and paid quarterly.
The loan is guaranteed by a third party entity and an individual person.	$8,802,000	$-

On April 28, 2009, the Company obtained a loan from Bank of China, of which the principal is to be paid in full by April 27, 2010.The interest is calculated using an annual fixed interest rate of 5.31% and paid quarterly.
The loan is guaranteed by a third party entity and an individual person.	$5,868,000	$-

On April 28, 2009, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by April 27, 2010.The interest is calculated using an annual fixed interest rate of 5.31% and paid monthly.
The loan is guaranteed by a third party entity and two individual persons.	$5,868,000	$-

On May 11, 2009, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by May 10, 2010.The interest is calculated using an annual fixed interest rate of 5.31% and paid monthly.
The loan is guaranteed by a third party entity and two individual persons.	$8,802,000	$-

On July 15, 2009, the Company obtained a loan from Industrial and
Commercial Bank of China, of which the principal is to be paid in full by
July 14, 2010.The interest is calculated using an annual fixed interest rate of
5.31% and paid monthly. The loan is guaranteed by a third party entity.	$1,467,000	$-

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 10 – Short-Term Bank Loans (continued)

	December 31,	December 31,
	2009	2008

On July 21, 2009, the Company obtained a loan from Industrial Bank Co., Ltd., of which the principal is to be paid in full by July 20, 2010. The interest is calculated using an annual fixed interest rate of 5.31% and paid quarterly.
The loan is guaranteed by a third party entity.	$6,601,500	$-

On August 12, 2009, the Company obtained a loan from Bank of China, of which the principal is to be paid in full by August 11, 2010.The interest is calculated using an annual fixed interest rate of 4.779% and paid quarterly.
The loan is guaranteed by a third party entity and an individual person.	$8,802,000	$-

On September 1, 2009, the Company obtained a loan from Industrial and
Commercial Bank of China, of which the principal is to be paid in full by
August 20, 2010. The interest is calculated using an annual fixed interest rate
of 5.31% and paid monthly. The loan is guaranteed by a third party entity.	$1,467,000	$-

On September 22, 2009, the Company obtained a loan from China
Construction Bank, of which the principal is to be paid in full by September 21,
2010.The interest is calculated using an annual fixed interest rate of 4.779%
and paid monthly. The loan is guaranteed by a third party entity.	$11,736,000	$-

On September 23, 2009, the Company obtained a loan from Huaxia Bank, of which the principal is to be paid in full by September 22, 2010.The interest is calculated using an annual fixed interest rate of 4.779% and paid quarterly.
The loan is guaranteed by a third party entity and an individual person.	$7,335,000	$-

On October 29, 2009, the Company obtained a loan from Shanghai Pudong
Development Bank, of which the principal is to be paid in full by April 28,
2010.The interest is calculated using an annual fixed interest rate of 4.86%
and paid quarterly. The loan is guaranteed by a third party entity.	$3,667,500	$-

On November 18, 2009, the Company obtained a loan from China Merchants
Bank, of which the principal is to be paid in full by November 2, 2010.The interest is calculated using an annual fixed interest rate of 5.31% and paid monthly. The loan is guaranteed by a third party entity and an individual
person.	$2,934,000	$-

On December 1, 2009, the Company obtained a loan from Shanghai Pudong
Development Bank, of which the principal is to be paid in full by May 30,
2010.The interest is calculated using an annual fixed interest rate of 4.86%
and paid quarterly. The loan is secured by a lien on the Company’s rights to use
sea areas.	$3,667,500	$-

On December 1, 2009, the Company obtained a loan from China Merchants
Bank, of which the principal is to be paid in full by November 2, 2010.The interest is calculated using an annual fixed interest rate of 5.31% and paid monthly. The loan is guaranteed by a third party entity and an individual
person.	$5,868,000	$-

Total short-term bank loans	$82,885,500	$-

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 11 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	December 31, 2009	December 31, 2008

Accounts payable – trade	$2,838,860	$-
Accounts payable – construction related	45,374,656	3,894,428
Accrued expenses	50,000	45,000

Total	$48,263,516	$3,939,428

The carrying value of accounts payable and accrued expenses approximates their fair value due to the short-term nature of these obligations.

Note 12 – Trade Notes Payable

Trade notes payable consist of non-collateralized non-interest bearing promissory notes issued in connection with the acquisition of certain inventory and equipment. Balances outstanding under the notes as of December 31, 2009 and 2008 were $13,719,134 and $0, respectively.

Note 13 – Advance from Customers

At December 31, 2009 and 2008, the Company had advance from customers of $16,549,644 and $0, respectively. As a common business practice, the Company requires certain customers to make advance payments for sales. Such advances are interest-free and unsecured.

Note 14 – Long-Term Bank Loans

The Company obtained long-term bank loans for plant construction. The balances are as follows:

	December 31,	December 31,
	2009	2008

On February 5, 2008, the Company obtained a loan from Bank of China, of which the principal is to be paid in full by February 4, 2011. The interest is calculated using floating interest rate and paid quarterly. For the fiscal year ended December 31, 2009, the current interest rate is 7.56%. The loan is
guaranteed by a third party entity and an individual person.	$7,335,000	$7,335,000

On April 18, 2008, the Company obtained a loan from Bank of China, of which the principal is to be paid in full by January 18, 2011. The interest is calculated using floating interest rate and paid quarterly. For the fiscal year ended
December 31, 2009, the current interest rate is 7.56%. The loan is guaranteed
by a third party entity and an individual person.	$2,934,000	$2,934,000

On May 20, 2008, the Company obtained a loan from Industrial and
Commercial Bank of China, of which the principal is to be paid in full by
December 15, 2011. The interest is calculated using floating interest rate and paid quarterly. For the fiscal year ended December 31, 2009, the current
interest rate is 8.127%. The loan is guaranteed by a third party entity.	$4,401,000	$4,401,000

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 14 – Long-Term Bank Loans (continued)

	December 31,	December 31,
	2009	2008

On August 15, 2008, the Company obtained a loan from China Construction
Bank, of which the principal is to be paid in full by August 14, 2012. The interest is calculated using floating interest rate and paid monthly. For the fiscal year ended December 31, 2009, the current interest rate is 7.74%.
The loan is guaranteed by a third party entity and an individual person.	$4,401,000	$4,401,000

On September 5, 2008, the Company obtained a loan from Bank of China, of which the principal is to be paid in full by January 4, 2011. The interest is calculated using floating interest rate and paid quarterly. For the fiscal year ended December 31, 2009, the current interest rate is 5.40%. The loan is
guaranteed by a third party entity and an individual person.	$2,200,500	$2,200,500

On October 14, 2008, the Company obtained a loan from China Construction
Bank, of which the principal is to be paid in full by October 12, 2012. The interest is calculated using floating interest rate and paid monthly. For the fiscal year ended December 31, 2009, the current interest rate is 7.29%.
The loan is guaranteed by a third party entity.	$10,709,100	$10,709,100

On October 14, 2008, the Company obtained a loan from China Construction
Bank, of which the principal is to be paid in full by October 12, 2012. The interest is calculated using floating interest rate and paid monthly. For the fiscal year ended December 31, 2009, the current interest rate is 7.29%.
The loan is guaranteed by a third party entity.	$880,200	$880,200

On October 15, 2008, the Company obtained a loan from China Construction
Bank, of which the principal is to be paid in full by September 28, 2012. The interest is calculated using floating interest rate and paid monthly. For the fiscal year ended December 31, 2009, the current interest rate is 7.29%.
The loan is secured by a lien on the Company’s property and equipment.	$3,080,700	$3,080,700

On October 15, 2008, the Company obtained a loan from Industrial and
Commercial Bank of China in the amount of $6,894,900, $5,427,900 of which is to be paid in full by October 15, 2010, and $1,467,000 of which is to be paid
In full by November 15, 2011. The interest is calculated using floating interest rate and paid quarterly. For the fiscal year ended December 31, 2009, the current average interest rate is 7.16%. The loan is secured by a lien on the
Company’s property and equipment and guaranteed by a third party entity.	$6,894,900	$6,894,900

On November 21, 2008, the Company obtained a loan from Bank of China, of which the principal is to be paid in full by December 20, 2010. The interest is calculated using floating interest rate and paid quarterly. For the fiscal year ended December 31, 2009, the current interest rate is 5.40%. The loan is
guaranteed by a third party entity and an individual person.	$2,200,500	$2,200,500

Total	$45,036,900	$45,036,900

Less: Current portion	7,628,400	-

Total long-term bank loans	$37,408,500	$45,036,900

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 15 – Income Taxes

The Company is a British Virgin Islands and conducts all of its business through its Chinese subsidiary and its affiliated Chinese operating companies. All business is conducted in PRC. As the British Virgin Islands holding company has not recorded any income for the year ended December 31, 2009 and 2008, there was no provision or benefit for British Virgin Islands income tax purpose.

The Company’s Chinese subsidiary and affiliated operating companies based in China are governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a new statutory rate of 25% and were, until January 2008, subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax) on income reported in the statutory statements after appropriate tax adjustments.

On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the PRC (the New CIT Law), which is effective from January 1, 2008. Under the new law, the corporate income tax rate applicable to all Companies, both domestic and foreign-invested companies, is 25%, replacing the previous applicable tax rate of 33%. For the years ended December 31, 2009 and 2008, the Company incurred operating losses and as a result earned tax credits of $2,944,350 and $441,794, respectively.  The Company is expected to be able to use these tax credits when it becomes profitable in 2010.

On February 22, 2008, the Ministry of Finance (“MOF”) and the State Administration of Taxation (“SAT”) jointly issued Cai Shui [2008] Circular 1 (“Circular 1”). According to Article 4 of Circular 1, distributions of accumulated profits earned by a FIE prior to January 1, 2008 to foreign investor(s) in 2008 or after will be exempt from withholding tax (“WHT”) while distribution of the profit earned by an FIE after January 1, 2008 to its foreign investor(s) shall be subject to WHT. Since the Company intends to reinvest its earnings to further expand its businesses in mainland China, its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies in the foreseeable future.

Note 16 – Risk Factors

For the year ended December 31, 2009, five vendors accounted for approximately 70% of the Company’s purchases. Total purchases from these vendors were $82,943,376.

For the year ended December 31, 2009, five customers accounted for approximately 82% of the Company’s revenue. Total sales to these customers were $56,331,227.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 17 – Concentrations of Credit Risk

Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with financial institutions. Management believes that the financial institutions that hold the Company’s cash and cash equivalents are financially sound and minimal credit risk exists with respect to these investments.

KEYUAN INTERNATIONAL GROUP LTD.

Notes To Consolidated Financial Statements
December 31, 2009 and 2008

Note 18 – Supplemental Cash Flow Disclosures

	For the Years Ended December 31,
	2009	2008

Cash paid for interest	$2,051,021	$102,666
Cash paid for income taxes	$-	$-

Note 19 – Subsequent Events

None.